UNANIMOUS WRITTEN CONSENT OF THE STOCKHOLDERS

OF

ANTIAGING QUANTUM LIVING INC.

The undersigned, being a majority of the holders of the issued and outstanding shares of voting capital stock (the "Stockholders") of Antiaging Quantum Living Inc., a New York corporation (the "Company"), acting pursuant to Section 615 of the New York Business Corporation Law and the Company's bylaws, hereby adopt the following resolutions by unanimous written consent (this "Consent"), effective as of November 25, 2025:

For purposes of this Consent, "Assignees" means Atlantic Equity Holdings Inc., a Delaware corporation and Empire Street Capital Inc, a New York corporation. Additionally, for purposes of this Consent, the "Assignment and Amendment Agreements" means each Assignment and Amendment of Promissory Note entered into between the Company, an Assignor, and the applicable Assignee.

APPROVAL OF DISCOUNTED NOTE CONVERSION

WHEREAS, the Company has negotiated the assignment and amendment of certain outstanding promissory notes (the "Notes") previously issued to (i) Hemeihui E-Commerce Co., Ltd.; (ii) Barry Wan; and (iii) New Lite Ventures LLC (collectively, the "Assignors"), which provide for the automatic conversion of the outstanding principal of the Notes into shares of the Company's common stock at a conversion price of $0.30 per share, which represents a discount to the current market price;

WHEREAS, the Stockholders recognize that the discounted issuance requires stockholder approval under applicable corporate and securities laws;

NOW, THEREFORE, BE IT:

RESOLVED, that the Stockholders hereby approve the conversion of the Notes into shares of the Company's Class A common stock at a conversion price of $0.30 per share and the issuance of all shares of Class A common stock issuable pursuant thereto (the "Conversion Shares"), on the terms set forth in the Assignment and Amendment of Promissory Note agreements presented to the Stockholders;

RESOLVED, that the Stockholders approve the issuance of up to 4,300,000 shares of the Company's Class A common stock in connection with the conversion of the Notes.

APPROVAL OF THE ASSIGNMENT AND AMENDMENT AGREEMENTS

RESOLVED, that the form, terms, and provisions of each Assignment and Amendment of Promissory Note relating to the Notes, and the transactions contemplated thereby, including the assignment of the Notes to the applicable Assignees and the subsequent conversion of such Notes into Conversion Shares, are hereby approved, ratified, and confirmed;

RESOLVED, that the officers of the Company are authorized to execute, deliver, and perform all agreements, instruments, certificates, and documents relating to the Note assignments and conversions.

WAIVER OF PREEMPTIVE RIGHTS

To the extent any Stockholder holds statutory, contractual, or other preemptive rights:

RESOLVED, that each Stockholder hereby waives any and all preemptive rights, rights of first refusal, rights of participation, or similar rights with respect to the issuance of the Conversion Shares.

GENERAL AUTHORIZATION

RESOLVED, that the officers of the Company are hereby authorized and directed to take any and all further actions, and execute and deliver all such further documents, as they may deem necessary or advisable to carry out the intent of the foregoing resolutions.

COUNTERPARTS

This Consent may be executed in counterparts (including by electronic signature), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

STOCKHOLDER SIGNATURE

BARRY WAN
By: Barry Wan
Name: Barry Wan